                            SCHEDULE 14A INFORMATION
===============================================================================

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          POWERWAVE TECHNOLOGIES, INC.
-------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------
Notes:

[LOGO] POWERWAVE TECHNOLOGIES

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held April 24, 2002

To Our Shareholders:

   The Annual Meeting of Shareholders of Powerwave Technologies, Inc. (the "Company") will be held at the Doubletree Hotel, 201 East MacArthur Boulevard, Santa Ana, California, 92707, on Wednesday, April 24, 2002 at 9:00 a.m., local time, for the following purposes:

       1. To elect eight directors to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified;

       2. To approve the adoption of the 2002 Stock Option Plan which authorizes the issuance of non-qualified stock options to purchase up to 2,000,000 shares of Common Stock;

       3. To ratify the appointment of Deloitte & Touche LLP as independent auditors for fiscal year 2002; and

       4. The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

   Only shareholders of record at the close of business on March 1, 2002, (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. A list of shareholders as of the Record Date will be available during normal business hours for examination by any shareholder for any purpose germane to the Annual Meeting for a period of ten days prior to April 24, 2002, at the principal executive offices of the Company, 1801 E. St. Andrew Place, Santa Ana, California 92705.

   All shareholders are urged to attend the meeting in person or by proxy. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. For specific instructions on voting, please refer to the instructions on your enclosed proxy card. The proxy is revocable and will not affect your right to vote in person in the event you attend the Annual Meeting. You may revoke your proxy at any time before it is voted. If you receive more than one proxy card because your shares are registered in different names or at different addresses, please sign and return each proxy card so all your shares will be represented at the Annual Meeting. In addition, if you plan to attend the Annual Meeting in person, please check the appropriate box so that we can ensure we have proper accommodations.

                              By Order of the Board of
                              Directors
                              Kevin T. Michaels
                              Senior Vice President,
                              Finance,
Santa Ana, California         Chief Financial Officer
March 4, 2002                 and Secretary


                                             Table Of Contents                                                      Page
ABOUT THE MEETING.....................................................................................................1
     What is the purpose of the Annual Meeting?.......................................................................1
     Why am I receiving these materials?..............................................................................1
     What information is contained in these materials?................................................................1
     What proposals will be voted on at the Annual Meeting?...........................................................1
     Who is entitled to vote at the meeting?..........................................................................1
     What is the difference between holding shares as a shareholder of record and as a beneficial owner?..............2
     How can I vote my shares in person at the Annual Meeting?........................................................2
     How can I vote my shares without attending the Annual Meeting?...................................................2
     Can I change my vote?............................................................................................2
     Who can attend the meeting?......................................................................................2
     What are the Board's voting recommendations?.....................................................................3
     How are votes counted?...........................................................................................3
     What vote is required to approve each item?......................................................................3
     What does it mean if I receive more than one proxy or voting instruction card?...................................3
     Where can I find the voting results of the Annual Meeting?.......................................................3
STOCK OWNERSHIP.......................................................................................................4
     Who are the largest owners of Powerwave's stock?.................................................................4
     How much stock do the Company's directors and executive officer's own?...........................................4
     Section 16(a) Beneficial Ownership Reporting Compliance..........................................................5
PROPOSAL 1 - ELECTION OF DIRECTORS....................................................................................6
     How are director's compensated?..................................................................................7
     Meetings of the Board of Directors...............................................................................7
     What committees has the Board established?.......................................................................7
     Certain Relationships and Transactions with Management and Others................................................8
     Report Of The Audit Committee....................................................................................8
     Audit and Non Audit Fees.........................................................................................9
EXECUTIVE COMPENSATION...............................................................................................10
     Report Of The Compensation Committee On Executive Compensation..................................................10
     Compensation Committee Interlocks and Insider Participation.....................................................11
     Executive Officers..............................................................................................11
     Summary Compensation Table......................................................................................12
     Option Grants for Fiscal 2001...................................................................................13
     Aggregated Option Exercises and Values for Fiscal 2001..........................................................13
STOCK PERFORMANCE COMPARISON.........................................................................................14
PROPOSAL 2 - APPROVAL OF 2002 STOCK OPTION PLAN......................................................................15
PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.....................................................18
ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING..................................................................19
ANNUAL REPORT........................................................................................................20
EXHIBIT A - POWERWAVE TECHNOLOGIES, INC. 2002 STOCK OPTION PLAN......................................................21

                          POWERWAVE TECHNOLOGIES, INC.
                            1801 E. St. Andrew Place
                           Santa Ana, California 92705

                         -------------------------------

                                 PROXY STATEMENT

                         -------------------------------


     This Proxy Statement contains information related to the solicitation of proxies by and on behalf of the Board of Directors of Powerwave Technologies, Inc. ("Powerwave" or the "Company") for use in connection with the Annual Meeting of Shareholders to be held on Wednesday, April 24, 2002, beginning at 9:00 a.m., local time, at the Doubletree Hotel, 201 East MacArthur Boulevard, Santa Ana, California, 92707, and at any and all adjournments or postponements thereof. This Proxy Statement and the accompanying proxy are being mailed to shareholder's on or about March 15, 2002.

                                ABOUT THE MEETING

What is the purpose of the Annual Meeting?

     At our Annual Meeting, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this Proxy Statement, including the election of directors, approval of the Company's 2002 Stock Option Plan, and ratification of the Company's independent auditors. In addition, management will report on the performance of the Company during fiscal 2001 and respond to questions from shareholders.

Why am I receiving these materials?

     Powerwave's Board of Directors is providing these proxy materials for you in connection with our Annual Meeting of Shareholders, which will take place on April 24, 2002. Shareholders are invited to attend the annual meeting and are requested to vote on the proposals described in this Proxy Statement.

What information is contained in these materials?

     The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and our most highly paid executive officers, and certain other required information. Powerwave's 2001 Annual Report and audited consolidated financial statements, proxy card and return envelope are also enclosed.

What proposals will be voted on at the Annual Meeting?

There are three proposals scheduled to be voted on at the Annual Meeting:

     . the election of eight directors until the next Annual Meeting of Shareholders;

     .  approval of the adoption of the 2002 Stock Option Plan; and

     . the ratification of the appointment of Deloitte & Touche LLP as Powerwave's independent auditors for fiscal year 2002.

Who is entitled to vote at the meeting?

     The shares of Common Stock of Powerwave constitutes the only class of securities entitled to notice of, to attend and to vote at the Annual Meeting of Shareholders. Only shareholders of record at the close of business on March 1, 2002, the record date for the meeting, are entitled to receive notice of and to participate in the Annual Meeting. As of March 1, 2002 there were 65,336,903 shares of Common Stock issued and outstanding. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting. Each outstanding share of Powerwave common stock will be entitled to one vote on each matter.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

     Most shareholders of Powerwave hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

     If your shares are registered directly in your name with Powerwave's transfer agent, U.S. Stock Transfer Corporation, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by Powerwave. As the shareholder of record, you have the right to grant your voting proxy directly to Powerwave or to vote in person at the Annual Meeting. Powerwave has enclosed a proxy card for you to use.

Beneficial Owner

     If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the Annual Meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee regarding how to vote your shares.

How can I vote my shares in person at the Annual Meeting?

     Shares held directly in your name as the shareholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card and proof of identification. Even if you plan to attend the Annual Meeting, Powerwave recommends that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares in person.

How can I vote my shares without attending the Annual Meeting?

     Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct your vote without attending the Annual Meeting. You may vote your directly held shares by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee following the instructions on the form included with this package.

Can I change my vote?

     You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically request to do so. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

Who can attend the meeting?

     All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting. All shareholders are urged to attend the meeting in person or by proxy. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND SUBMIT YOUR PROXY CARD AS SOON AS POSSIBLE SO THAT

YOUR SHARES CAN BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. For specific instructions on voting, please refer to the instructions on your proxy card or the voting instruction card.

What are the Board's voting recommendations?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendations are set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

     .  FOR election of the nominated slate of directors (see Proposal 1);

     .  FOR approval of the 2002 Stock Option Plan (see Proposal 2); and

     . FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal 2002 (see Proposal 3).

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

How are votes counted?

     In the election of directors, you may vote "FOR" all of the nominees or you may vote "WITHHOLD AUTHORITY" with respect to one or more of the nominees. For the approval of the 2002 Stock Option Plan and the ratification of the appointment of Deloitte & Touche LLP, you may vote "FOR", "AGAINST" or "ABSTAIN." If you "ABSTAIN," it has the same effect as a vote "AGAINST." If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board described above.

What vote is required to approve each item?

     Election of Directors - The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Accordingly, a withheld vote will essentially have the effect of a negative vote.

     Other Items - For the approval of the 2002 Stock Option Plan and the ratification of the appointment of Deloitte & Touche LLP, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. If you hold your shares in street name through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

What does it mean if I receive more than one proxy or voting instruction card?

     It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Where can I find the voting results of the Annual Meeting?

     Powerwave will announce preliminary voting results at the Annual Meeting and publish the final results in Powerwave's quarterly report on Form 10-Q for the second quarter of fiscal 2002.

                                 STOCK OWNERSHIP

Who are the largest owners of Powerwave's stock?

     Based on a review of 13G filings with the Securities and Exchange Commission, the Company has the following shareholders owning more than 5% of the outstanding shares of Powerwave Common Stock as of March 1, 2002.

                                                      Current Number of Shares       Percentage of Shares
Beneficial Owner                                       Beneficially Owned (1)           Outstanding (1)
----------------                                       ------------------               -----------
PILGRAM BAXTER & ASSOCIATES, LTD...................         3,649,000 (2)                   5.61%
     1400 Liberty Ridge Drive,
     Wayne, PA 19087

INVESCO FUNDS GROUP INC............................         3,397,300 (3)                   5.22%
     4350 South Monaco Street
     Denver, CO 80237

     (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. As of December 31, 2001, the Company had a total of 65,081,406 shares of Common Stock issued and outstanding.

     (2) Based on a Schedule 13G dated December 31, 2001 filed with the Securities and Exchange Commission by Pilgram Baxter & Associates, Ltd. The 13G states that Pilgram Baxter & Associates, Ltd. has sole voting power as to 3,325,000 shares and sole dispositive power as to 3,649,000 shares.

     (3) Based on a Schedule 13G dated December 31, 2001 filed with the Securities and Exchange Commission by Invesco Funds Group, Inc. The 13G states that Investco Funds Group Inc., has sole voting power as to 3,397,300 shares and sole dispositive power as to 3,397,300 shares.


How much stock do the Company's directors and executive officer's own?

     The following table shows the amount of Powerwave Common Stock beneficially owned (unless otherwise indicated) by our directors, the executive officers named in the Executive Compensation Summary Table below and all directors and executive officers as a group. Except as otherwise indicated, all information is as of March 1, 2002.

                                                       Current Number of Shares        Percentage of Shares
Name                                                    Beneficially Owned (1)            Outstanding (1)
----                                                    ------------------                -----------
Bruce C. Edwards......................................      1,168,958 (2)                1.78%
Ronald J. Buschur.....................................              -
Kevin T. Michaels.....................................        157,055 (3)                  *
John L. Clendenin.....................................        147,125 (4)                  *
Andrew J. Sukawaty....................................         88,125 (5)                  *
Safi U. Qureshey......................................         48,750 (6)                  *
Carl W. Neun..........................................         49,550 (7)                  *
David L. George.......................................         35,625 (8)                  *
Eugene L. Goda........................................         30,000 (9)                  *
Gregory M. Avis.......................................              -                       -
.......................................................
All Executive Officers and Directors as a Group
(10 persons)..........................................      1,725,188 (10)               2.61%

* Less than 1%

     (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days of March 1, 2002, are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person. As of March 1, 2002, the Company had a total of 65,336,903 shares of Common Stock issued and outstanding. Except as indicated by footnote and subject to community property laws where applicable, to the knowledge of the Company, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown to be beneficially owned by them.

     (2) Includes options exercisable for 433,333 shares within 60 days of March 1, 2002.

     (3) Includes options exercisable for 153,833 shares within 60 days of March 1, 2002.

     (4) Includes options exercisable for 78,125 shares within 60 days of March 1, 2002.

     (5) Consists of options exercisable for 88,125 shares within 60 days of March 1, 2002.

     (6) Consists of options exercisable for 48,750 shares within 60 days of March 1, 2002.

     (7) Includes options exercisable for 48,750 shares within 60 days of March 1, 2002.

     (8) Includes options exercisable for 15,000 shares within 60 days of March 1, 2002.

     (9) Includes of options exercisable for 15,000 shares within 60 days of March 1, 2002.

     (10) Includes options exercisable for 880,916 shares within 60 days of March 1, 2002 (see notes 2-9).


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership with the Securities and Exchange Commission ("SEC") and Nasdaq. Directors, executive officers and greater than ten-percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based upon a review of filings with the Securities and Exchange Commission and written representations by each executive officer and director that no other reports were required, we believe that all of our directors and executive officers complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, during fiscal 2001.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

     The current term of office of all of the Company's directors expires at the 2002 Annual Meeting of Shareholders. The Board of Directors proposes that the following nominees, all of whom are currently serving as directors, be re-elected until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified. The number of directors fixed by the bylaws of the Company are nine, however, the Company has identified, and is only nominating eight directors. Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

     The directors standing for election are:

     Gregory M. Avis, 43, has been a member of the Company's Board of Directors since October 1995. Mr. Avis has been a managing partner of Summit Partners, a venture capital and private equity firm, since January 1990. Mr. Avis also serves on the Board of Directors of Ditech Communications Corp. and MCK Communications Corp.

     John L. Clendenin, 67, has been non-executive Chairman of the Company's Board of Directors since January 3, 1999 and has been a member of the Board of Directors since May 1998. Mr. Clendenin is a Chairman Emeritus of BellSouth Corporation, a telecommunications holding company. He served as Chairman of the Board of BellSouth until December 31, 1997 and as President and Chief Executive Officer from 1984 until his retirement at the end of 1996. Prior to BellSouth, Mr. Clendenin was President of Southern Bell from April 1981 to December 1983. He also serves on the Board of Directors of Coca-Cola Enterprises, Inc., Equifax Inc., Acuity Brands, Inc., The Kroger Company and The Home Depot, Inc.

     Bruce C. Edwards, 48, joined the Company in February 1996 as President and Chief Executive Officer and Director. Mr. Edwards was Executive Vice President, Chief Financial Officer and Director of AST Research, Inc., a personal computer company, from July 1994 to December 1995 and Senior Vice President, Finance and Chief Financial Officer of AST Research, Inc. from March 1988 to July 1994. Mr. Edwards currently serves on the Board of Directors of Emulex Corporation and Metawave Communications Corporation.

     David L. George, 48, has been a member of the Company's Board of Directors since November 1995. Mr. George is currently in private practice providing consulting services to the wireless industry. From June 2000 to June 2001 he was Executive Vice President of Operations for Securicor Wireless, Inc., a large mobile radio network provider. Mr. George is the co-founder and served as Executive Vice President and Chief Technical Officer of ComSpace Corporation, formerly known as Unique Technologies, International, L.L.C., a wireless technology development company from February 1994 to June 2000. From November 1983 to February 1994, Mr. George served as Vice President, Director of Operations, Commercial Division of Uniden America. A member of the Institute of Electrical and Electronic Engineers (I.E.E.E.) for more than 20 years, he holds several patents relating to wireless technology and networks.

     Eugene L. Goda, 65, has been a member of the Company's Board of Directors since November 1995. From June 1997 to March 2000, Mr. Goda served as Chairman of the Board, President and Chief Executive Officer of Objectshare Inc., a software company. From October 1991 to October 1995, Mr. Goda served as Chief Executive Officer of Simulation Sciences, Inc., a software company. From July 1989 to September 1991, he served as Chief Executive Officer of Meridian Software Systems.

     Carl W. Neun, 58, has been a member of the Company's Board of Directors since February 2000. From 1993 to January 2000, Mr. Neun was Senior Vice President and Chief Financial Officer of Tektronix, Inc. From 1987 to 1993 he was Senior Vice President of Administration and Chief Financial Officer of Conner Peripherals, Inc. Mr. Neun currently serves on the Board of Directors of Planar Systems, RadiSys Corp, and Speed Fam-IPEC, Inc.

     Safi U. Qureshey, 50, has been a member of the Company's Board of Directors since February 2000. Mr. Qureshey is the CEO of Avaz Networks, a fabless semiconductor company that provides semiconductor and software platforms for VoP, RAS and 2.5G/3G basestations. Mr. Qureshey was the cofounder and former Chief Executive Officer and Chairman of AST Research, Inc. a personal computer company. Mr. Qureshey is also a former member of President Clinton's Export Council and was a Regent's Professor at the Graduate School of Management, University of California at Irvine.

     Andrew J. Sukawaty, 46, has been a member of the Company's Board of Directors since May 1998. Mr. Sukawaty is President and Chief Operating Officer of Callahan Associates International (UK), a global communications development and operating company. He is a Deputy Chairman of mm02, PLC, formerly BT Wireless. From September 1996 to June 2000, Mr. Sukawaty served as President and Chief Executive Officer of Sprint PCS. Prior to joining Sprint PCS, Mr. Sukawaty was Chief Executive Officer of NTL Limited, a British diversified broadcast transmission and communications company, since 1994. From 1989 to 1994, he was Chief Operating Officer of Mercury One-2-One, a PCS service provider in the United Kingdom. Prior to 1989, Mr. Sukawaty held various positions with US WEST, Inc., AT&T and Northwestern Bell.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

How are director's compensated?

     Base Compensation. For fiscal 2001, the Company's non-employee directors, other than Gregory M. Avis, who waived his fees, received a retainer fee of $20,000 per year payable in quarterly installments and $1,000 for each Board of Directors meeting attended (excluding phone meetings). The non-executive Chairman of the Board of Directors receives an additional retainer fee of $20,000 per year payable in quarterly installments. Directors of the Company who are also employees receive no additional compensation for their services as a director.

     Options. The 1996 Director Stock Option Plan (the "Director Plan"), as amended, provides that a total of 1,200,000 shares of the Company's Common Stock are reserved for issuance under the plan. The Director Plan provides that each member of the Company's Board of Directors who is not an employee or paid consultant of the Company will automatically be eligible to receive nonstatutory options to purchase common stock under the Director Plan. Pursuant to the terms of the Director Plan, each director elected after December 5, 1996, will be granted an initial option under the Director Plan covering 30,000 shares of Common Stock that shall vest at the rate of 25% on the first anniversary of the grant date and the remaining 75% shall vest in equal monthly installments over the following three years. Furthermore, on each anniversary date of December 5, each director who shall have been an eligible participant under the Director Plan for at least six (6) months shall be granted an annual option under the Director Plan to purchase 5,000 shares of Common Stock that vests 100% on the fourth anniversary date of the grant. The Director Plan provides that the exercise price per share of grants issued under the Director Plan shall be equal to 100% of the fair market value of a share of Common Stock on the grant date. All options expire no later than five years after the grant date. As of December 30, 2001, a total of 120,000 options have been exercised under the Director Plan. There were 510,000 options outstanding under the Director Plan as of December 30, 2001 at a weighted average exercise price of $21.80 per share. There were 570,000 shares available for grant under the Director Plan at December 30, 2001.

     Effective December 5, 2001, Messrs. Clendenin, George, Goda, Neun, Qureshey and Sukawaty were each granted an option to purchase 5,000 shares of Common Stock at an exercise price of $18.44 per share under the Director Plan. Mr. Avis waived his option grant.

Meetings of the Board of Directors

     During the fiscal year ended December 30, 2001, the Board of Directors of the Company held eight meetings. Each director attended at least 75% of all meetings of the Board of Directors. Each director attended all committee meetings on which that director served, with the exception of Carl Neun who was unable to attend two of the four audit committee meetings.

What committees has the Board established?

     The Board of Directors has standing Audit, Compensation and Corporate Governance Committees. The following table displays the membership of the various committees and all members served for the entire year.

                         BOARD COMMITTEE MEMBERSHIP (1)

                                                       Compensation   Corporate
                 Name            Audit Committee        Committee    Governance
                 ----            ---------------        ---------    ----------
    Greg Avis................           C                   --           C
    John Clendenin...........          --                   --           C
    Bruce Edwards............          --                   --          --
    David George.............           C                   --           C
    Eugene Goda..............          --                    C           C
    Carl Neun................           C                   --           C
    Safi Qureshey............          --                    C           C
    Andy Sukawaty............          --                    C           C

  C   Member
 (1)  As of December 30, 2001


     Audit Committee. The Audit Committee recommends to the Board of Directors the independent public auditors to be selected to audit the Company's annual financial statements and approves any special assignments given to such auditors. The Audit Committee also reviews the planned scope of the annual audit and the independent auditors' comment letter and management's response thereto, significant accounting policies, any major accounting policy changes made or contemplated, and the effectiveness and efficiency of the Company's internal accounting staff. For additional information concerning the Audit Committee, see "Report of the Audit Committee." In fiscal year 2001, the Audit Committee held four meetings.

     Compensation Committee. The primary responsibility of the Compensation Committee is to set the compensation of the Chief Executive Officer and to set the compensation of other executive officers of the Company based upon the recommendation of the Chief Executive Officer. The Compensation Committee also reviews management organization, development and significant employee benefit programs. For additional information about the Compensation Committee, see "Executive Compensation" and "Report of the Compensation Committee On Executive Compensation" below. In fiscal year 2001, the Compensation Committee held two meetings.

     Corporate Governance Committee. The Corporate Governance Committee includes all of the members of the Board of Directors with the exception of Bruce Edwards. The primary purpose of the Corporate Governance Committee is to assist the Board in maintaining oversight of its operations and reviewing the effectiveness of its structure and composition. In fiscal year 2001, the Corporate Governance Committee did not hold any meetings.

Certain Relationships and Transactions with Management and Others

     The Company has entered into indemnification agreements with its directors and certain executive officers. Such agreements require the Company to indemnify such individuals to the fullest extent permitted by Delaware law.

     As of December 30, 2001, Powerwave had an outstanding unsecured note receivable from the Chief Operating Officer, Mr. Buschur, in the amount of approximately $1.4 million that relates to a bridge loan in connection with his relocation to Southern California. The note bears no interest and is payable the earlier of (1) the sale of his principal residence, (2) termination of employment, or (3) August 20, 2002. The largest amount owed on the bridge loan during fiscal 2001 was $1.4 million.

Report Of The Audit Committee

     The Audit Committee is responsible for, among other things, reviewing with Deloitte & Touche LLP, our independent auditors, the scope and results of their audit engagement. In connection with the fiscal year 2001 audit, the Audit Committee has:

     . reviewed and discussed with management Powerwave's audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 30, 2001,

     . discussed with Deloitte & Touche the matters required by Statement of Accounting Standards No. 61, as amended, and

     . received from and discussed with Deloitte & Touche the communications from Deloitte & Touche required by Independence Standards Board Standard No. 1 regarding their independence.

     Based on the review and the discussions described above, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2001 for filing with the Securities and Exchange Commission.

     The Audit Committee acts pursuant to the Audit Committee Charter, adopted by the Audit Committee and ratified by the Company's Board of Directors on July 17, 2000. Each of the members of the Audit Committee qualifies as an "independent" director under the current listing standards of the National Association of Securities Dealers.

     Members of the Audit Committee:

     Gregory M. Avis
     David L. George
     Carl W. Neun

Audit and Non Audit Fees

     The following table sets forth the aggregate fees billed to the Company for the fiscal year ended December 30, 2001 by the Company's principal accounting firm, Deloitte & Touche LLP.

    Audit Fees.................................................................      $ 201,790 (1)
    Financial information systems design and implementation fees...............            --
    All other fees.............................................................
       Tax compliance and consulting fees......................................         96,949 (2)
       Acquisition related services and other audit related fees...............         40,550 (3)
       Other compliance and consulting fees....................................         10,290
                                                                                     ---------
    Total all other fees.......................................................        147,789
                                                                                     ---------
    Total fees.................................................................      $ 349,579
                                                                                     =========

     (1) Includes fees for professional services rendered for the audit of the Company's annual financial statements for the fiscal year 2001 and for reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for the first three quarters of fiscal 2001.

     (2) Includes fees for professional services rendered in fiscal 2001, in connection with tax compliance (including U.S. federal and international returns) and consulting.

     (3) Includes fees for professional services rendered in fiscal 2001, in connection with acquisition planning, due diligence and related SEC registration statements.

     All non-audit services were reviewed with the Audit Committee, which concluded that the provision of such non-audit services by Deloitte & Touche LLP was compatible with the maintenance of Deloitte & Touche LLP's independence in the conduct of its auditing functions.

                             EXECUTIVE COMPENSATION

Report Of The Compensation Committee On Executive Compensation

     The Company's compensation policies applicable to its executive officers are administered by the Compensation Committee (the "Committee") of the Board of Directors. The Company's executive compensation programs are designed to attract, motivate and retain the executive talent needed to optimize shareholder value. The programs are designed to enhance shareholder value by aligning the financial interests of the executive officers of the Company with those of its shareholders.

Compensation Philosophy

     The Company's executive compensation programs are based on the belief that the interests of the executives should be closely aligned with the Company's shareholders. In support of this philosophy, a meaningful portion of each executive's compensation is placed at-risk and is linked to the accomplishment of specific results that are expected to lead to the creation of value for the Company's shareholders from both the short-term and long-term perspectives. With this pay-for-performance and shareholder alignment orientation, the Company's compensation policies and programs are designed to (1) attract, develop, reward and retain highly qualified and productive individuals; and (2) motivate executives to improve the overall performance and profitability of the Company.

     There are three primary components of executive compensation: base salary, bonus, and stock option grants. While the elements of compensation are considered separately, the Committee takes into account the total compensation package afforded by the Company to the individual executive.

Base Salary

     Salaries paid to executive officers (other than the Chief Executive Officer) are reviewed annually by the Chairman and the Chief Executive Officer and proposed adjustments are based upon an assessment of the nature of the position and the individual's contribution to corporate goals, experience and Company tenure of the executive officer, comparable market salary data, growth in the Company's size and complexity, and changes in the executive's responsibilities. The Chairman and the Chief Executive Officer review all salary recommendations with the Committee. The Chairman reviews any salary recommendations for the Chief Executive Officer with the Committee, which then approves or disapproves such recommendations.

Annual Management Bonus

     The Company has established a cash bonus plan for all employees including executive management. Payment of bonuses is dependent on the Company achieving specific performance criteria for the fiscal year. Eighty percent of the bonus is tied to objective performance criteria related to operating revenue, profit before taxes, customer satisfaction and on-time delivery metrics. The remaining twenty percent is tied to objective individual performance targets. The Company performance targets are established at the beginning of the fiscal year on the basis of an annual budget developed by management and approved by the Board of Directors. The individual performance targets are also established at the beginning of the fiscal year by the individual's manager and these targets are designed to further the Company's corporate goals. For 2001, performance against bonus targets and goals were measured on a bi-annual basis. The size of the overall cash bonus pool is subject to the approval of the Board of Directors. Once the overall bonus pool is approved, the Company's employees are eligible for their individual target bonuses based upon the Company's overall achievement of its performance goals, and an additional percentage based upon individual achievement of their objectives. The Compensation Committee reviews and approves all bonuses for executive officers, based upon an evaluation of their individual performance and contribution to the Company's overall performance. No bonuses were paid in fiscal 2001 as the Company did not fulfill the performance criteria.

Stock Options

     Stock options are designed to align the interests of executives with those of the shareholders. Stock option grants may be made to executive officers when one of the following events occurs: upon initial employment, upon promotion to a new, higher level position that entails increased responsibilities and accountability, for the recognition of superior performance, or as an incentive for continued service with the Company as well as continued superior performance. The Chairman or the Chief Executive Officer recommends the number of options to be granted, within a range associated with the individual executive's salary level, and presents this to the Compensation Committee and the entire Board of Directors for their review and approval. The Committee takes into account the total compensation offered to its executives when considering the number of options awarded. The Chief Executive Officer and the Chief Financial Officer comprise the members of the Company's Option Committee, and are empowered by the Board of Directors and the Compensation Committee to grant options to non-officer employees of the Company up to a grant amount of 20,000 shares per employee. All grants for employees of the Company in excess of this amount are submitted to the Compensation Committee or the Board of Directors for approval. All grants for officers of the Company are submitted to both the Compensation Committee and the entire Board of Directors for approval. In fiscal 2001, Mr. Buschur received an option grant upon joining the Company in June 2001 and Mr. Michaels received one option grant as an incentive for continued service to the Company. See "Executive Compensation - Option Grants in Last Fiscal Year."

CEO Compensation

     The compensation for the Chief Executive Officer for fiscal 2001 included only base salary. The Committee increased Mr. Edwards' base salary from $340,000 to $375,000, effective January 29, 2001, based on an assessment of the nature of his position and his contribution to corporate goals, experience and Company tenure, and comparable market salary data. For fiscal 2001, Mr. Edwards did not receive a bonus or any stock option grants.

Policy Regarding Section 162(m) of the Internal Revenue Code

     The Committee has reviewed the Company's executive compensation plans to determine if revisions may be necessary due to provisions of Section 162(m) of the Internal Revenue Code which generally disallows a tax deduction to public corporations for compensation paid to any of the corporation's executive officers in excess of $1,000,000 during any fiscal year. It is the current policy of the Committee to preserve, to the extent reasonably possible, the Company's ability to obtain a corporate tax deduction for compensation paid to executive officers of the Company to the extent consistent with the best interests of the Company and its shareholders. The Committee continually reviews the Company's existing executive compensation plans and will propose changes, if necessary and reasonable, to ensure compliance with the provisions of Section 162(m) which allow performance-based compensation to be excluded from the deduction limits.

     Members of the Compensation Committee:

     Eugene L. Goda
     Safi U. Qureshey
     Andrew J. Sukawaty

Compensation Committee Interlocks and Insider Participation

     During fiscal 2001, the Compensation Committee consisted of Eugene L. Goda, Safi U. Qureshey and Andrew J. Sukawaty, none of whom served as an employee of the Company.

Executive Officers

     The following table sets forth certain information regarding the Company's executive officers:

     Bruce C. Edwards, 48, joined the Company in February 1996 as President and Chief Executive Officer and Director. Mr. Edwards was Executive Vice President, Chief Financial Officer and Director of AST Research, Inc., a personal computer company, from July 1994 to December 1995 and Senior Vice President, Finance and Chief Financial Officer of AST Research, Inc. from March 1988 to July 1994. Mr. Edwards currently serves on the Board of Directors of Emulex Corporation and Metawave Communications Corporation.

     Ronald J. Buschur, 38, joined the Company in June 2001 as Chief Operating Officer. Prior to joining the Company, Mr. Buschur held various positions at HMT Technology/Komag, an independent supplier of thin-film disks, including President and Chief Operating Officer from 1999 to 2002, Vice President of Sales, Marketing and Quality Assurance from 1997 to 1999 and Vice President of Quality Assurance from 1994 to 1997. From 1993 to 1994, Mr. Buschur was Director of Quality at Maxtor, a disk drive company. Mr. Buschur held various managerial positions at Digital Equipment Corporation, a computer manufacturer from 1987 to 1993.

     Kevin T. Michaels, 43, joined the Company in June 1996 as Vice President, Finance and Chief Financial Officer and was appointed Secretary in June 1996. Mr. Michaels was named Senior Vice President, Finance in February 2000. Prior to joining the Company, Mr. Michaels held various positions with AST Research, Inc., a personal computer company, including Vice President, Treasurer from October 1995, to June 1996, Treasurer from July 1991 to October 1995, and Assistant Treasurer from June 1988 to June 1991. Mr. Michaels currently serves on the Board of Directors of Procom Technology, Inc.

Summary Compensation Table

     The following table sets forth summary information concerning compensation paid by, or accrued for services rendered to, the Company in all capacities during the past three fiscal years to the Company's Chief Executive Officer and to each of the two additional executive officers whose salary and bonus exceeded $100,000 (the "Named Executive Officers.")


                                                 Summary Compensation Table
                                                 --------------------------
                                                                                     Other        Long-term         All
                                                               Annual                Annual     Compensation       Other
                                                             Compensation         Compensation      Awards      Compensation
                                                             ------------         ------------      ------      ------------
Name and Principal Position                   Year      Salary ($)    Bonus ($)       ($)        Options (#)         ($)
---------------------------                   ----      ----------    ---------       ---        ------------        ---
Bruce C. Edwards                               2001     370,960              --      10,491 (1)         --            --
   President and Chief Executive Officer       2000     296,000         150,000       5,636 (1)    650,000            --
                                               1999     242,500         250,000       5,601 (1)         --            --

Ronald J. Buschur                              2001   154,846(2)             --          --        400,000(2)     75,235 (2)
   Chief Operating Officer                     2000          --              --          --             --            --
                                               1999          --              --          --             --            --

Kevin T. Michaels                              2001     234,308              --      11,787 (1)     50,000            --
   Senior Vice President, Finance,             2000     172,000          75,000       5,692 (1)     50,000            --
   Chief Financial Officer and Secretary       1999     150,000         150,000       5,601 (1)         --            --

     (1) Consists of 401(k) matching contributions and health coverage payments.

     (2) Ronald Buschur joined the Company as Chief Operating Officer in June 2001 at a base salary of $330,000. In connection with his employment, Mr. Buschur was granted a stock option to purchase 400,000 shares of common stock at an exercise price of $11.81 per share. In addition, during fiscal 2001, the Company reimbursed Mr. Buschur $75,235 in relocation costs and provided an unsecured bridge loan of $1.4 million, both of which related to his relocation to Southern California. At December 30, 2001, the entire $1.4 million bridge loan was outstanding.

Option Grants for Fiscal 2001

     The following table sets forth certain information concerning grants of options to each of the Company's Named Executive Officers during the fiscal year ended December 30, 2001. In addition, in accordance with the rules and regulations of the Securities and Exchange Commission, the following table sets forth the hypothetical gains that would exist for the options based on the assumption that the stock price were to appreciate annually by 5% and 10%, respectively. The rates do not represent the Company's estimate or projection of future Common Stock prices and no assurance can be given that the share price will appreciate at the rates shown in the table.


                                          Option Grants During Fiscal 2001
                                          --------------------------------
                          Number of        % of Total                                     Potential Realizable Value
                         Securities         Options                                        at Assumed Annual Rates
                         Underlying        Granted to       Exercise                     of Stock Price Appreciation
                           Options        Employees in        Price        Expiration          for Option Term
Name                     Granted (#)    Fiscal Year (1)   ($/Share) (2)     Date (3)           5%           10%
----                     -----------    ---------------   -------------     --------      -----------   ---------
Bruce C. Edwards                 --              --                --             --              --             --
Ronald J. Buschur           400,000(4)         17.7%           $11.81     06/25/2011     $ 2,970,898    $ 7,528,839
Kevin T. Michaels            50,000(5)          2.2%           $15.88     03/01/2006     $   219,298    $   484,592

(1) Options to purchase an aggregate of 2,262,460 shares of Common Stock were granted to employees, including the Named Executive Officers, during the fiscal year ended December 30, 2001.

(2) The exercise price of each option is equal to the fair market value of Common Stock on the date of the grant.

(3) Options granted have a term of 5 or 10 years, subject to earlier termination in certain events related to termination of employment.

(4) Subject to continued employment with the Company, options vest at the rate of 25% on the first anniversary of the grant date and 2% per month thereafter.

(5) Subject to continued employment with the Company, the options become exercisable as to one twenty-fourth per month beginning January 1, 2002.

Aggregated Option Exercises and Values for Fiscal 2001

     The following table sets forth certain information concerning the exercise of options by each of the Company's Named Executive Officers during the fiscal year ended December 30, 2001, including the aggregate value of gains on the date of exercise. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options as of December 30, 2001. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise prices of any such existing stock options and the fiscal year end price of the Company's Common Stock.


                 Aggregated Option Exercises During Fiscal 2001 and Option Values at December 30, 2001
                 -------------------------------------------------------------------------------------

                                                       Number of Securities             Value of Unexercised In-the-
                                                      Underlying Unexercised                  Money Options at
                                                      Options at 12/30/2001                    12/30/2001 (1)
                                                      ---------------------                    --------------
                     Shares
                   Acquired on       Value
      Name          Exercise       Realized        Exercisable      Unexercisable       Exercisable      Unexercisable
      ----          --------       ---------       -----------      -------------       -----------      -------------
Bruce C. Edwards     100,000       $1,105,727(2)      440,625          325,000          $1,573,271               --
Ronald J. Buschur         --               --              --          400,000                  --       $2,552,000
Kevin T. Michaels         --               --         145,500          100,000          $2,013,833         $115,750

(1) In accordance with the Securities and Exchange Commission's rules, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, fair market value per share is deemed to be $18.19, the Company's closing Common Stock price reported by Nasdaq on December 30, 2001.

(2) Represents estimated market value on the date of exercise of shares, less option exercise price.

                          STOCK PERFORMANCE COMPARISON

     The following graph compares the cumulative total shareholder returns for the Company's Common Stock with the cumulative total return of the S&P 500 Index, and the S&P Communications Equipment Index. The presentation assumes $100 invested on December 29, 1996 in the Company's Common Stock, the S&P 500 Index and the S&P Communications Equipment Index with all dividends reinvested. No cash dividends were declared on the Company's Common Stock during this period. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.



                        [PERFORMANCE GRAPH APPEARS HERE]



Measurement Period                  Powerwave      S & P 500    S & P Communications
(Fiscal Year Covered)          Technologies, Inc     Index            Equipment
                               -----------------     -----            ---------
FYE 12/96                        $     100         $  100            $    100
FYE 12/97                        $      93         $  133            $    130
FYE 12/98                        $     124         $  171            $    230
FYE 12/99                        $     389         $  208            $    504
FYE 12/00                        $   1,170         $  189            $    220
FYE 12/01                        $     364         $  166            $     81

     Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Reports of the Compensation Committee and Audit Committee on pages 10-12 and 9 respectively, the statements regarding the independence of the Audit Committee members on page 9 and the Stock Performance Comparison graph shall not be incorporated by reference into any such filings.

                 PROPOSAL 2 - APPROVAL OF 2002 STOCK OPTION PLAN

  APPROVAL OF THE ADOPTION OF THE 2002 STOCK OPTION PLAN AND THE AUTHORIZATION
         OF THE ISSUANCE OF 2,000,000 SHARES OF COMMON STOCK THEREUNDER

General

     The Company's shareholders are being asked to approve the 2002 Stock Option Plan (the "2002 Plan") which will be in addition to the Company's 1995 Stock Option Plan, the 1996 Stock Incentive Plan, the 2000 Stock Option Plan and the 1996 Director Stock Option Plan. The 2002 Plan authorizes the issuance of up to 2,000,000 shares of the Company's Common Stock pursuant to the terms of the 2002 Plan. The purposes of the 2002 Plan are to attract and retain the best available personnel for positions of substantial responsibility with the Company and to provide participants with additional incentives in the form of options to purchase the Company's Common Stock which will encourage them to acquire a proprietary interest in, and to align their financial interests with those of the Company and its shareholders.

     The 2002 Plan was adopted by the Board of Directors on January 23, 2002, subject to the approval of the Company's shareholders. As of March 1, 2002, no options have been granted under the 2002 Plan. As of March 1, 2002, the closing price reported by NASDAQ for the Company's Common Stock was $14.22. The following is a summary of the principal features of the 2002 Plan. This summary, however, does not purport to be a complete description of all the provisions of the 2002 Plan. Attached as Exhibit A is a copy of the actual plan document.

Eligibility

     Employees and consultants or independent advisors who are in the service of the Company or its subsidiaries (whether now existing or subsequently established) will be eligible to participate in the 2002 Plan. The Company's executive officers and other highly paid employees will also be eligible to participate in the 2002 Plan. Non-employee directors of the Company are not eligible to receive grants under the 2002 Plan. As of December 30, 2001, there were 1,233 employees eligible to participate in the 2002 plan.

Share Grant and Valuation

     The 2002 Plan provides only for the granting of nonstatutory stock options to employees, executive officers and consultants of the Company. The exercise price per share of Common Stock of the Company covered by each option shall be equal to 100% of the fair market value of the Common Stock on the date that the option is granted. In no event shall any participant under the 2002 Plan be granted options covering more than 300,000 shares in any one calendar year. All options granted pursuant to the 2002 Plan shall have a maximum term of no more than ten (10) years from the grant date.

Administration

     Authority to control and manage the 2002 Plan is vested with the Company's Board of Directors, which has sole discretion and authority, consistent with the provisions of the 2002 Plan, to determine the administration of the 2002 Plan. The Board of Directors may delegate such responsibilities in whole or in part to a committee consisting of two (2) or more members of the Board of Directors or two (2) or more officers of the Company. All option grants to executive officers of the Company shall be approved by the Board of Directors or the Compensation Committee of the Board of Directors.

     The Administrator of the 2002 Plan shall have the authority, consistent with the provisions of the 2002 Plan and the authority granted by the Board of Directors, to determine which eligible participants will receive options, the time when options will be granted, the terms of options granted and the number of shares which will be subject to options granted under the 2002 Plan. Notwithstanding the foregoing, the Administrator shall not have the authority to amend an option agreement to effect a "re-pricing" of the exercise price of such option either by (1) lowering the exercise price of a previously granted option or (2) by canceling a previously granted option and granting a new option except that changes in the Company's capital structure or a change in control of the Company pursuant to the terms of the 2002 Plan shall not be considered a re-pricing of such option.

Acceleration

     In the event of an acquisition of the Company, whether by merger, asset sale or a sale of stock by the shareholders, if such acquisition is not approved by a majority of the Board of Directors, then concurrent with the effective date of such an acquisition, all then currently outstanding options shall be accelerated and all holders of such options shall have the right to exercise such options in respect to any or all shares subject thereto which have not previously been exercised. If, within 180 days of a change of control of the Company (regardless of its approval or non-approval by the Board of Directors), an individual participant's status as an employee is terminated by the Company or its successor other than for cause, then such participant's options, to the extent not previously accelerated, shall be accelerated and such participant shall have the right to exercise such options which are then currently outstanding and not previously exercised. Also, in the event of a change of control of the Company in which the options are not continued, assumed or substituted by the surviving entity (regardless of its approval or non-approval by the Board of Directors), then all currently outstanding options shall be accelerated and become fully exercisable upon the change of control.

     The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

Changes in Capitalization of the Company

     In the event that any other change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, reclassification of shares or other change in capital structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number of shares issuable under the 2002 Plan, (ii) the maximum number of options that any one person may be granted under the 2002 Plan in any one calendar year, and (iii) the number of options and the exercise price per share in effect under each outstanding option in order to preserve, but not to increase the benefits to participants.

Amendment and Termination

     The Board may amend or modify the 2002 Plan in any or all respects, subject to any required shareholder approval, and no such changes or amendments shall be made which substantially affect or impair the rights of any participant under an outstanding option agreement without such participant's consent. The Board may terminate the 2002 Plan at any time, and the 2002 Plan will in all events terminate on the tenth anniversary of the effective date of the plan.

Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. Compensation deemed paid by the Company in connection with exercises of non-statutory stock options granted under the 2002 Plan qualifies as performance-based compensation for purposes of Section 162(m) if such plan is administered by a committee of "outside directors" as defined under Section 162(m). The Company believes that any compensation deemed paid by it in connection with exercises of non-statutory options will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, the Company believes that all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code Section 162(m).

Accounting Treatment

     Option grants made to employees under the 2002 Plan will generally not result in any charge to the Company's earnings. However, the Company must disclose in footnotes and pro-forma statements to the Company's consolidated financial statements, the impact those options would have had upon the Company's reported earnings if the value of those options had been treated as a compensation expense at the time of grant. The number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

Federal Income Tax Consequences

     The federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed, and may vary from locality to locality.

     Nonqualified Stock Options. The recipient of a nonqualified stock option will not realize taxable income upon the grant of the option, nor will the Company will be entitled to take any deduction. Upon the exercise of a nonqualified stock option, the optionee will realize ordinary income and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction in an amount equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. The Company may be required to withhold taxes on the ordinary income realized by an optionee upon exercise of nonqualified stock options in order to be entitled to the tax deduction. An optionee's basis for the stock for purposes of determining gain or loss on any subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the nonqualified stock option.

Required Vote and Recommendation of the Board of Directors

     The approval of the adoption of the 2002 Plan will require the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock present or represented and voting at the Annual Meeting. Abstentions are not affirmative votes and, therefore, will have the same effect as votes against this Proposal. Broker non-votes will not be considered present and entitled to vote with respect to this Proposal, and accordingly will have no effect on the passage of this Proposal. Should the required shareholder approval not be obtained, then the 2002 Plan will not be implemented.

     All compensation plans under which Powerwave's Common Stock is reserved for issuance have previously been approved by our shareholders. The following table provides summary information as of February 1, 2002 for all equity compensation plans of Powerwave.

                                                                                                           No. of Shares of
                                                                                                             Common Stock
                                                  Number of                                              Remaining Available for
                                            Shares of Common Stock                                        Future Issuance under
                                          to be Issued upon Exercise     Weighted Average Exercise       the Equity Compensation
                                            of Outstanding Options     Price of Outstanding Options      Plans (excluding shares
                                             Warrants and Rights          Warrants and Rights             reflected in column 1)
                                             -------------------          -------------------             ----------------------
Equity Compensation Plans Approved by
Shareholders...............................        8,379,676                    $ 17.37                           1,272,397
Equity Compensation Plans not Approved
by Shareholders............................               --                         --                                  --
                                                ------------                     ------                      --------------
Total......................................        8,379,676                    $ 17.37                           1,272,397
                                                ============                    =======                       =============

     At February 1, 2002, a total of 1,272,397 options were available for grant under all of the Company's option plans and a total of 381,877 shares of common stock were held in escrow by the Company to cover all remaining exercises under the 1995 Stock Option Plan. Please see Footnote 10 to our Form 10K for the year ended December 30, 2001. The following table summarizes activity under the Company's stock plans between December 30, 2001 and February 1, 2002.

                                                                                                         Weighted
                                                                         Weighted        Number of        Average
                                        Number of       Price Per         Average         Options         Exercise
                                          Shares          Share       Exercise Price    Exercisable        Price
                                          ------          -----       --------------    -----------        -----
Balance at December 30, 2001........    8,022,211     $ 0.82-$73.56       $17.39          3,319,001       $ 13.54
                                                                                          =========       =======
     Granted........................      479,500     $16.96-$20.10       $17.38
     Exercised......................      (42,296)    $ 2.29-$11.67       $ 5.85
     Canceled.......................      (79,739)    $ 6.40-$44.75       $25.80
                                        ---------
Balance at February 1, 2002.........    8,379,676     $ 0.82-$73.56       $17.37          3,529,142       $ 14.36
                                        =========                                         =========       =======


     The following table summarizes information about all stock options outstanding at February 1, 2002 under the 1995 Plan, 1996 Plan, Director Plan and 2000 Plan.

                                                                                        Options Exercisable at
                                    Options Outstanding at February 1, 2002                February 1, 2002
                              ---------------------------------------------------          ----------------
                                                Weighted         Weighted Average                     Weighted
                               Options          Average             Remaining           Options       Average
Range of Exercise Prices     Outstanding     Exercise Price     Contractual Life      Exercisable  Exercise Price
------------------------     -----------     --------------     ----------------      -----------  --------------
                                                                   ( in years)
$0.82-$  4.58.............    1,728,755        $   3.39               5.89            1,468,760       $  3.45
$ 4.65-$11.67.............    1,664,721        $   9.03               6.01              843,533       $  8.15
$11.75-$15.42.............    1,647,468        $  12.78               6.95              226,312       $ 14.82
$15.50-$31.50.............    2,340,227        $  24.38               6.51              587,674       $ 28.93
$33.29-$67.08.............      994,505        $  46.49               6.46              401,780       $ 45.52
$73.56-$73.56.............        4,000        $  73.56               3.86                1,083       $ 73.56
                             ----------                                              ----------
     Total................    8,379,676        $  17.37               6.36            3,529,142       $ 14.36
                             ==========                                              ==========


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE ADOPTION OF THE 2002 STOCK OPTION PLAN AND AUTHORIZATION OF THE ISSUANCE OF 2,000,000 SHARES OF COMMON STOCK THEREUNDER.

PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed the independent accounting firm of Deloitte and Touche LLP, certified public accountants, to audit the accounts of the Company and its subsidiaries for the 2002 fiscal year. Deloitte and Touche LLP has audited the accounts and records of the Company and its subsidiaries since 1995. If the shareholders do not ratify the appointment of Deloitte & Touche LLP, the Board will reconsider the appointment of independent public auditors.

     Representatives of Deloitte and Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will also be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE 2002 FISCAL YEAR.

               ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING

What happens if additional proposals are presented at the Annual Meeting?

     Other than the three proposals described in this Proxy Statement, Powerwave does not expect any other matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Bruce C. Edwards, Powerwave's President and Chief Executive Officer, and Kevin T. Michaels, Powerwave's Senior Vice President, Finance, Chief Financial Officer and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason any of Powerwave's nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

What is the quorum requirement for the Annual Meeting?

     The quorum requirement for holding the Annual Meeting and transacting business is a majority of the outstanding shares entitled to be voted. Based on the number of shares outstanding on the March 1, 2002 record date, 32,668,453 shares will constitute a quorum for purposes of this Annual Meeting. The shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the Annual Meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and the broker lacks discretionary voting power to vote such shares. Abstentions are treated as shares present and entitled to vote for purposes of any matter for which a majority of shares present are required for passage and, accordingly will not have the affect of votes against such matters.

 Who will count the vote?

     A representative of U.S. Stock Transfer Corporation, Powerwave's transfer agent, will tabulate the votes and act as the Inspector of Elections.

Is my vote confidential?

     Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Powerwave or to third parties except
(1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by the Board. Occasionally, shareholders provide written comments on their proxy card, which are then forwarded to Powerwave's management.

Who will bear the cost of soliciting votes for the Annual Meeting?

     Powerwave will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by Powerwave's directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. Powerwave has retained the services of Georgeson Shareholder Communications Inc. ("Georgeson") to aid in the solicitation of proxies from banks, brokers, nominees and intermediaries. Powerwave estimates that it will pay Georgeson a fee of $6,500 for its services, plus out of pocket expenses. In addition, Powerwave will also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

May I propose actions for consideration at next year's Annual Meeting of Shareholders or nominate individuals to serve as directors?

     Any shareholders desiring to submit a proposal for action at the Company's Annual Meeting of Shareholders to be held in 2003 and for presentation in the Company's Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Secretary of the Company at its principal place of business no later than November 15, 2002 in order to be considered for inclusion in the Company's Proxy Statement relating to that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities and Exchange Act of 1934, Rules and Regulations of the SEC and other laws and regulations to which interested persons should refer. The Company anticipates that its next annual meeting will be held in April 2003.

     Under Rule 14a-4 as promulgated under the Securities and Exchange Act of 1934, as amended the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the Proxy Statement, in two situations: (i) if a proponent of a proposal fails to notify the Company at least 45 days prior to the current year's anniversary of the date of the mailing of the prior year's Proxy Statement, or (ii) if the date of the Company's annual meeting has changed by more than thirty (30) days from the prior year, if notice is not received a reasonable time before the Company mails the Proxy Statement for the current year.

                                  ANNUAL REPORT

     The Company's Annual Report, including form 10-K (without exhibits), for the fiscal year ended December 30, 2001 is being forwarded to each shareholder with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

Submitted by:

Kevin T. Michaels
Senior Vice President, Finance
Chief Financial Officer and Secretary

Dated: March 4, 2002

EXHIBIT A - POWERWAVE TECHNOLOGIES, INC. 2002 STOCK OPTION PLAN

     This 2002 STOCK OPTION PLAN (the "Plan") is hereby established by POWERWAVE TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and adopted by its Board of Directors as of January__, 2002 (the "Effective Date").

                                   ARTICLE 1
                              PURPOSES OF THE PLAN

     1.1 Purposes. The purposes of the Plan are (a) to enhance the Company's ability to attract and retain the services of qualified individuals in the employ or service of the Company or any Affiliated Company, upon whose judgment, initiative and efforts the successful conduct and development of the Company's business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

                                   ARTICLE 2
                                   DEFINITIONS

     For purposes of this Plan, the following terms shall have the meanings indicated:

     2.1 Administrator. "Administrator" means the Board or, if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee.

     2.2 Affiliated Company. "Affiliated Company" means any "parent corporation" or "subsidiary corporation" of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively.

     2.3    Board. "Board" means the Board of Directors of the Company.

     2.4 Cause. "Cause" means, with respect to a Participant's Continuous Service, the termination by the Company of such Continuous Service for any of the following reasons:

            (a) The continued, unreasonable refusal or omission by the Participant to perform any material duties required of him by the Company if such duties are consistent with duties customary for the position held with the Company;

            (b) Any material act or omission by the Participant involving malfeasance or gross negligence in the performance of Participant's duties to, or material deviation from any of the policies or directives of, the Company;

            (c) Conduct on the part of Participant which constitutes the breach of any statutory or common law duty of loyalty to the Company; including the unauthorized disclosure of material confidential information or trade secrets of the Company; or

            (d) Any illegal act by Participant which materially and adversely affects the business of the Company or any felony committed by Participant, as evidenced by conviction thereof, provided that the Company may suspend Participant with pay while any allegation of such illegal or felonious act is investigated.

     2.5 Change in Control. "Change in Control" shall mean (i) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of more than fifty percent (50%) of the outstanding securities of the Company; (ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated; (iii) the sale, transfer or other disposition of all or substantially all of the assets of the Company; (iv) a complete liquidation or dissolution of the Company; or (v) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger.

     2.6 Code. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.7 Committee. "Committee" means a committee of two or more members of the Board or officers of the Company appointed by the Board to administer the Plan, as set forth in Section 6.1 hereof.

     2.8 Common Stock. "Common Stock" means the Common Stock of the Company, subject to adjustment pursuant to Section 4.2 hereof.

     2.9 Continuing Director. "Continuing Director means any member of the Board of Directors of the Company who was a member of the Board prior to the effective date of the Plan, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors.

     2.10 Covered Employee. "Covered Employee" means the chief executive officer (or such person that is acting as the chief executive officer) and any other employee whose total compensation for the taxable year is required to be reported to the Company's shareholders pursuant to the Exchange Act by reason of such person being among the four (4) highest compensated officers for the taxable year.

     2.11 Disability. "Disability" means permanent and total disability as defined in Section 22(e)(3) of the Code. The Administrator's determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.

     2.12 Effective Date. "Effective Date" means the date on which the Plan is adopted by the Board, as set forth on the first page hereof.

     2.13 Exercise Price. "Exercise Price" means the purchase price per share of Common Stock payable upon exercise of an Option.

     2.14 Exchange Act. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     2.15 Fair Market Value. "Fair Market Value" on any given date means the value of one share of Common Stock, determined as follows:

            (a) If the Common Stock is then listed or admitted to trading on a NASDAQ market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on such NASDAQ market system or principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such NASDAQ market system or such exchange on the next preceding day for which a closing sale price is reported.

            (b) If the Common Stock is not then listed or admitted to trading on a NASDAQ market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.

            (c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

     2.16 NASD Dealer. "NASD Dealer" means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.

     2.17 Non-Employee Director. "Non-Employee Director" means a Director who either (i) is not a current employee or officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

     2.18 Option. "Option" means any option to purchase Common Stock granted pursuant to the Plan. All Options granted pursuant to the Plan shall be nonqualified options, and no Options granted pursuant to the Plan shall be in the form of "incentive stock option" as defined in Section 422 of the Code.

     2.19 Option Agreement. "Option Agreement" means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the Plan.

     2.20   Optionee. "Optionee" means a Participant who holds an Option.

     2.21 Outside Director. "Outside Director" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (as described under the of Treasury

Regulations relating to Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

     2.22 Participant. "Participant" means an individual or entity who holds an Option.

     2.23 Securities Act. "Securities Act" means the Securities Act of 1933, as amended.

                                    ARTICLE 3
                                   ELIGIBILITY

     3.1 Options. Qualified individuals in the employ or service of the Company or any Affiliated Company, are eligible to receive Options under the Plan. Non-Employee Directors are not eligible to receive Options under the Plan.

     3.2 Limitation on Shares. In no event shall any Participant be granted Options in any one calendar year pursuant to which the aggregate number of shares of Common Stock that may be acquired thereunder exceeds 300,000 shares.

                                    ARTICLE 4
                                   PLAN SHARES

     4.1 Shares Subject to the Plan. A total of 2,000,000 shares of Common Stock may be issued under the Plan, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof. For purposes of this limitation, in the event that (a) all or any portion of any Option granted or offered under the Plan can no longer under any circumstances be exercised, or (b) any shares of Common Stock are reacquired by the Company pursuant to an Option Agreement, the shares of Common Stock allocable to the unexercised portion of such Option, or the shares so reacquired, shall again be available for grant or issuance under the Plan.

     4.2 Changes in Capital Structure. In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend, or other change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the aggregate number and kind of shares subject to this Plan, and the number and kind of shares and the price per share subject to outstanding Option Agreements in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.

                                    ARTICLE 5
                                     OPTIONS

     5.1 Option Agreement. Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement which shall specify the number of shares subject thereto, the vesting provisions relating to such Option, and the Exercise Price per share. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable, including, without limitation, the imposition of any rights of first refusal and resale obligations upon any shares of Common Stock acquired pursuant to an Option Agreement. Each Option Agreement may be different from each other Option Agreement.

     5.2 Exercise Price. The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, but shall not be less than 100% of Fair Market Value on the date the Option is granted.

     5.3 Payment of Exercise Price. Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Optionee that have been held by the Optionee for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) provided that a public market for the Common Stock exists, a "same day sale" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (e) provided that a public market for the Common Stock exists, a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (f) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

     5.4 Term and Termination of Options. The term and provisions for termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted.

     5.5 Vesting and Exercise of Options. Each Option shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives, as shall be determined by the Administrator.

     5.6 Nontransferability of Options. No Option shall be assignable or transferable except by will or the laws of descent and distribution, and during the life of the Optionee shall be exercisable only by such Optionee.

     5.7 Rights as Shareholder. An Optionee or permitted transferee of an Option shall have no rights or privileges as a shareholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such person.

     5.8 Restrictions on Underlying Shares of Common Stock. Shares of Common Stock issued pursuant to the exercise of an option may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Option Agreement.

                                   ARTICLE 6
                           ADMINISTRATION OF THE PLAN

     6.1 Administrator. Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a committee consisting of two (2) or more members of the Board or two (2) or more officers of the Company ("Committee"). The Board or Committee shall have the discretion to delegate authority to a committee consisting of (i) two (2) or more members of the Board that are Outside Directors for the grant of Options to qualified individuals that are Covered Employees, persons expected to be Covered Employees at the time of the exercise of such Options, or persons in which the Company desires to comply with 162(m) of the Code, or (ii) two (2) or more members of the Board that are Non-Employee Directors for the grant of Options to qualified individuals that are subject to Section 16 of the Exchange Act. As used herein, the term "Administrator" means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee.

     6.2 Powers of the Administrator. In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan or by law, the Administrator shall have full power and authority: (a) to determine the persons to whom, and the time or times at which Options shall be granted, the number of shares to be represented by each Option and the consideration to be received by the Company upon the exercise thereof; (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Option Agreements; (e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant's rights under any Option under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement; (g) to accelerate the vesting of any Option; (h) to provide for rights of first refusal and/or repurchase rights; (i) to amend outstanding Option Agreements to provide for, among other things, any change or modification which the Administrator could have provided for upon the grant of an Option or in furtherance of the powers provided for herein; and (j) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Notwithstanding the foregoing, the Administrator shall not have the authority to amend an Option Agreement to effect a "re-pricing" of the exercise price of such Option either by (i) lowering the exercise price of a previously granted Option or (ii) by canceling a previously granted Option and granting a new Option, except that an amendment to an Option Agreement pursuant to Section
4.2 or Section 7.1 herein shall not be considered a re-pricing of such Option. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants.

     6.3 Limitation on Liability. No employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person's conduct in the performance of duties under the Plan.

                                   ARTICLE 7
                                CHANGE IN CONTROL

     7.1 Change in Control. In the event of a Change in Control of the Company, if the Change in Control is not approved by a majority of the Continuing Directors, the Administrator shall cause written notice of the proposed transaction to be given to all Participants not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction and, concurrent with the effective date of the proposed transaction, all Options shall be accelerated and concurrent with such date the holders of such Options shall have the right to exercise such Options in respect to any or all shares subject thereto which have not previously been exercised. If, within 180 days of a Change in Control (regardless of its approval or non-approval by the Continuing Directors), an individual Participant's status as an employee is terminated by the Company or its successor other than for Cause, then such Participant's Options, to the extent not previously accelerated, shall be accelerated and concurrent with the date of such termination such Participant shall have the right to exercise such Options in respect to any or all shares subject thereto and not previously exercised. The Administrator in its discretion may, at any time an Option is granted, or at any time thereafter (regardless of its acceleration or non-acceleration), take one or more of the following actions: (A) provide for the purchase of each Option for an amount of cash or other property that could have been received upon the exercise of the Option, (B) adjust the terms of the Options in a manner determined by the Administrator to reflect the Change in Control, (C) cause the Options to be continued or assumed, or new rights substituted therefor, by the surviving or another entity, through the continuance of the Plan and the continuation or assumption of outstanding Options, or the substitution for such Options of new options of comparable value covering shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and Exercise Prices, in which event the Plan and such Options, or the new options substituted therefor, shall continue in the manner and under the terms so provided or (D) make such other provision as the Administrator may consider equitable. In the event of a Change of Control in which the Options are not continued, assumed or substituted therefor by the surviving or another entity, regardless of whether such Change in Control is approved by a majority of the Continuing Directors, the Options shall be accelerated and fully exercisable upon the effective date of the Change in Control and the Administrator shall cause written notice of the proposed transaction to be given to all Participants not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

                                   ARTICLE 8
                      AMENDMENT AND TERMINATION OF THE PLAN

     8.1 Amendments. The Board may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board may deem advisable. No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Participant under an outstanding Option Agreement without such Participant's consent. The Board may alter or amend the Plan to comply with requirements under the Code relating to Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.

     8.2 Plan Termination. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date and no Options may be granted under the Plan thereafter, but Option Agreements, then outstanding shall continue in effect in accordance with their respective terms.

                                   ARTICLE 9
                                 TAX WITHHOLDING

     9.1 Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable Federal, state, and local tax withholding requirements with respect to any Options exercised under the Plan. To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such Participant, by (a) directing the Company to apply shares of Common Stock to which the Participant is entitled as a result of the exercise of an Option, or (b) delivering to the Company shares of Common Stock owned by the Participant. The shares of Common Stock so applied or delivered in satisfaction of the Participant's tax withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.

                                   ARTICLE 10
                                  MISCELLANEOUS

     10.1 Benefits Not Alienable. Other than as provided above, benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

     10.2 No Enlargement of Employee Rights. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to limit the right of the Company or any Affiliated Company to discharge any Participant at any time.

     10.3 Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements, except as otherwise provided herein, will be used for general corporate purposes.

                                REVOCABLE PROXY
                         POWERWAVE TECHNOLOGIES, INC.
                ANNUAL MEETING OF SHAREHOLDERS - APRIL 24, 2002

   The undersigned shareholder(s) of Powerwave Technologies, Inc. (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 4, 2002 and nominates, constitutes and appoints Bruce C. Edwards and Kevin T. Michaels, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Doubletree Hotel, 201 East MacArthur Boulevard, Santa Ana, California, 92707 on Wednesday, April 24, 2002 at 9:00 a.m., and any and all adjournments thereof, as fully with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

1. Election of Directors. Authority to elect the eight (8) persons named in the Notice of Annual Meeting dated March 4, 2002, to the Board of Directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

[_] FOR all Nominees listed below (except as indicated to the [_] WITHHOLD AUTHORITY to vote for all Nominees listed below contrary below)

 Gregory M. Avis, John L. Clendenin, Bruce C. Edwards, David L. George, Eugene
          L. Goda, Carl W. Neun, Safi U. Qureshey, Andrew J. Sukawaty

Instruction: To withhold authority to vote for any individual Nominee, write that Nominee's name in the space provided below.

--------------------------------------------------------------------------------

2. 2002 Stock Option Plan. To approve the Company's 2002 Stock Option Plan which authorizes the issuance of non-qualified stock options to purchase up to 2,000,000 shares of Common Stock.
                  [_] FOR       [_] AGAINST       [_] ABSTAIN

3. Ratification of Appointment of Independent Auditors. To ratify the appointment of Deloitte & Touche LLP as independent auditors.
                  [_] FOR       [_] AGAINST       [_] ABSTAIN

   In their discretion, the proxies are authorized to transact such other business as may properly come before the meeting or any adjournment or postponement thereof, including procedural and other matters relating to the conduct of the meeting.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   AND MAY BE REVOKED PRIOR TO ITS EXERCISE.
  PLEASE SIGN AND DATE BELOW, AND RETURN THIS CARD IN THE ENVELOPE PROVIDED.

   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSALS 1, 2 AND 3. THE PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED "FOR" THE ELECTION OF THE EIGHT NOMINEES LISTED ON THE REVERSE SIDE AND "FOR" PROPOSALS 2 AND 3 UNLESS OTHERWISE INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS.


                                              _________________________________
                                              (Number of Shares)

                                              _________________________________
                                              Dated

                                              _________________________________
                                              (Please Print Name)

                                              _________________________________
                                              (Signature of Shareholder)

                                              (Please date this Proxy and sign
                                              your name as it appears on your
                                              stock certificates. Executors,
                                              administrators, trustees, etc.
                                              should give their full titles.
                                              All joint owners should sign.)

 I/We do [_] do not [_] expect to attend the Annual Meeting. Number of Persons